                                                       Exhibit 99.1














                                 CREDIT AGREEMENT


                                     Between


                  U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION


                                       and


                             NEW WEST EYEWORKS, INC.





                            Dated as of June 10, 1996




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                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  6
  1.1  Terms Defined . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  1.2  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . 11
  1.3  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . 11
  1.4  Incorporation of Recitals and Exhibits. . . . . . . . . . . . . . 11

ARTICLE II.  LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.1  Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.2  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.3  Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.4  Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.5  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.6  Fundings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  2.7  Loan Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  2.8  Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE III.  GENERAL PROVISIONS APPLICABLE TO THE LOAN. . . . . . . . . 14
  3.1  Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.2  Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  3.3  Book Entry Loan Account . . . . . . . . . . . . . . . . . . . . . 15
  3.4  Bank Control Account. . . . . . . . . . . . . . . . . . . . . . . 15
  3.5  Computations of Interest. . . . . . . . . . . . . . . . . . . . . 15
  3.6  Default Interest. . . . . . . . . . . . . . . . . . . . . . . . . 15
  3.7  Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . 15
  3.8  Late Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  3.9  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  3.10 Extensions, Renewals, and Modifications . . . . . . . . . . . . . 16

ARTICLE IV.  CONDITIONS PRECEDENT FOR FUNDINGS UNDER THE LOAN. . . . . . 16
  4.1  Conditions Precedent for Initial Funding. . . . . . . . . . . . . 16
  4.2  Conditions Precedent to Each Subsequent Funding . . . . . . . . . 18

ARTICLE V.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 19
  5.1  Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . 19
  5.2  Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . . 20
  5.3  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . 21
  5.4  Payment of Charges. . . . . . . . . . . . . . . . . . . . . . . . 21
  5.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  5.6  Maintenance of Records. . . . . . . . . . . . . . . . . . . . . . 22
  5.7  Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  5.8  Hazardous Substances. . . . . . . . . . . . . . . . . . . . . . . 22
  5.9  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . 23
  5.10 Notice of Disputes and Other Matters. . . . . . . . . . . . . . . 23
  5.11 Exchange of Note. . . . . . . . . . . . . . . . . . . . . . . . . 24
  5.12 Maintenance of Liens. . . . . . . . . . . . . . . . . . . . . . . 24
  5.13 Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 24
  5.14 After-Acquired Collateral . . . . . . . . . . . . . . . . . . . . 24
  5.15 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 24
  5.16 Maintenance of Bank Accounts. . . . . . . . . . . . . . . . . . . 24
  5.17 Lease Financing . . . . . . . . . . . . . . . . . . . . . . . . . 25
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ARTICLE VI.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . 25
  6.1  Dividends and Distributions . . . . . . . . . . . . . . . . . . . 25
  6.2  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 25
  6.3  Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . 25
  6.4  Leases and Leasebacks . . . . . . . . . . . . . . . . . . . . . . 26
  6.5  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  6.6  Advances and Loans. . . . . . . . . . . . . . . . . . . . . . . . 27
  6.7  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  6.8  Consolidation, Merger, and Sale of Assets . . . . . . . . . . . . 27
  6.9  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  6.10 Type of Business. . . . . . . . . . . . . . . . . . . . . . . . . 27
  6.11 Change of Chief Executive Office or Name. . . . . . . . . . . . . 27
  6.12 Change in Documents . . . . . . . . . . . . . . . . . . . . . . . 28
  6.13 Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  6.14 Pension Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  6.15 Tangible Net Worth. . . . . . . . . . . . . . . . . . . . . . . . 28
  6.16 Capital Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  6.17 Debt Service Coverage . . . . . . . . . . . . . . . . . . . . . . 28
  6.18 Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . 28
  6.19 Limitation on Capital Expenditures. . . . . . . . . . . . . . . . 28

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . 28
  7.1  Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . 29
  7.2  Power and Authority . . . . . . . . . . . . . . . . . . . . . . . 29
  7.3  No Violation of Agreements. . . . . . . . . . . . . . . . . . . . 29
  7.4  Recording and Enforceability. . . . . . . . . . . . . . . . . . . 30
  7.5  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  7.6  Good Title to Properties. . . . . . . . . . . . . . . . . . . . . 30
  7.7  Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . . 30
  7.8  No Burdensome Agreements. . . . . . . . . . . . . . . . . . . . . 30
  7.9  Properties in Good Condition. . . . . . . . . . . . . . . . . . . 30
  7.10 Financial Statements. . . . . . . . . . . . . . . . . . . . . . . 31
  7.11 Outstanding Indebtedness. . . . . . . . . . . . . . . . . . . . . 31
  7.12 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  7.13 License Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  7.14 Trademarks, Patents, Etc. . . . . . . . . . . . . . . . . . . . . 31
  7.15 Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . 31
  7.16 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  7.17 Regulations U and X . . . . . . . . . . . . . . . . . . . . . . . 32
  7.18 Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  7.19 Condition of Property . . . . . . . . . . . . . . . . . . . . . . 32
  7.20 Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VIII.  EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . 32
  8.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 32
  8.2  Acceleration; Remedies. . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE IX.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 35
  9.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  9.2  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . 36
  9.3  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  9.4  Waiver of Setoff. . . . . . . . . . . . . . . . . . . . . . . . . 36
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  9.5  Fees and Commissions. . . . . . . . . . . . . . . . . . . . . . . 36
  9.6  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  9.7  Entire Agreement and Amendments . . . . . . . . . . . . . . . . . 37
  9.8  Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . . . 37
  9.9  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  9.10 Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . 37
  9.11 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  9.12 Consent to Jurisdiction, Service, and Venue . . . . . . . . . . . 38
  9.13 Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  9.14 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  9.15 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . 39
  9.16 Statutory Notice. . . . . . . . . . . . . . . . . . . . . . . . . 39

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                           EXHIBITS



Exhibit A   --   Note, Section 2.3

Exhibit B   --   Deed of Trust, Section 4.1(b)

Exhibit C   --   Security Agreement, Section 4.1(c)

Exhibit D   --   Landlord Waiver, Section 4.1(d)

Exhibit E   --   Guaranties, Section 4.1(f)

Exhibit F   --   Opinion of Counsel, Section 4.1(h)

Exhibit G   --   Certificate of Compliance and Indemnity Regarding
                 Hazardous Substances, Section 4.1(i)

Exhibit H   --   Certificate of Compliance and Indemnification
                 Agreement Regarding Access Laws, Section 4.1(k)

Exhibit I   --   Board Resolution and Incumbency Certificate,Section 4.1(n)(iii)

Exhibit J   --   Existing Liens, Section 6.5

Exhibit K   --   Schedule of Trademarks, Trade Names, Service Marks, Patents and
                 Applications, Section 7.14

Exhibit L   --   Schedule of Governmental Approvals, Section 7.15

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                                 CREDIT AGREEMENT


       This credit agreement is made and entered into as of the 10th day of June, 1996, by and between U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association ("U. S. Bank"), and NEW WEST EYEWORKS, INC., a Delaware corporation ("Borrower"). Words and phrases with initial capitalized letters have the meanings assigned in Article I of this Agreement.


                                R E C I T A L S :

       A. U. S. Bank is a national banking association with its principal place of business in Seattle, Washington. Borrower is a corporation formed and existing under the laws of the state of Delaware and is engaged in the business of retail sale of eyewear.

       B. Borrower has requested U. S. Bank to extend to Borrower a revolving line of credit in the amount of $2,000,000.

       C. U. S. Bank is ready, able, and willing to extend such credit facility to Borrower on the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:


                             ARTICLE I.  DEFINITIONS

       1.1 Terms Defined. As used herein, the following terms have the meanings set forth below:

       "Affiliate" means a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Borrower. A Person shall be deemed to control a corporation or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation or partnership, whether through the ownership of voting securities, by contract, or otherwise.

       "Agreement" means this credit agreement and includes all amendments to this Agreement.

       "Applicable Law" means all applicable provisions and requirements of all (a) constitutions, statutes, ordinances, rules, regulations, standards, orders, and directives of any Governmental Bodies, (b) Governmental Approvals, and (c) orders, decisions, decrees, judgments, injunctions, and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated, or implemented after the date hereof.

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       "Borrower" means New West Eyeworks, Inc., a Delaware corporation, and its successors.

       "Borrowing Base" has the meaning set forth in Section 2.8 herein.

       "Borrowing Notice" has the meaning set forth in Section 2.6(a) herein.

       "Business Day" means any day except a Saturday, Sunday, or other day on which national banks in the state of Washington are authorized or required by law to close.

       "Capital Expenditures" means the aggregate amount of capital expenditures of Borrower as determined in accordance with generally accepted accounting principles, including leases that are or should be capitalized pursuant to generally accepted accounting principles.

       "Capital Ratio" means the ratio of Borrower's Indebtedness (less contingent liabilities that have not historically been reflected on Borrower's balance sheet) to Borrower's Tangible Net Worth.

       "Cash Flow" means Borrower's net income (after taxes) for the relevant period, subject to the following adjustments:

       (a) There shall be added to net income: (i) charges against income consisting of depreciation of real and personal property, amortization, write-off of goodwill, and other intangibles, and
  (ii) interest expense;

       (b) There shall be deducted from net income: (i) revenues derived from sources other than continuing operations, such as net gains from sales of capital assets, restoration to contingency reserves, collection of proceeds of life insurance policies, write-up of assets, or gains from the sale, acquisition, or retirement of securities, (ii) cash paid by Borrower during the relevant period for Capital Expenditures, which cash does not constitute proceeds of loans made to Borrower specifically for Capital Expenditures, and
  (iii) dividends and distributions paid to Borrower's shareholders.

       "Claims" has the meaning set forth in Section 9.13 herein.

       "Collateral" means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which U. S. Bank has been or is to be granted a security interest by Borrower or any other Person, to secure the Indebtedness of Borrower to U. S. Bank.

       "Confidential Information" has the meaning set forth in Section 9.15 herein.

       "Debt Service" means, (a) current portion of long term debt, and current portion of capitalized leases as of the last day of the relevant period

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(exclusive of the current portion of the proposed financing of equipment and leasehold improvements in the two Iowa locations), plus (b) interest expense during the relevant period.

       "Debt Service Coverage Ratio" means the ratio of Cash Flow to Debt
Service.

       "Deed of Trust" has the meaning set forth in Section 4.1(b) herein and includes all replacements, amendments, and modifications of the Deed of Trust.

       "Default" means any condition or event that constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       "Default Rate" has the meaning set forth in Section 3.6.

       "Eligible Accounts Receivable" means the accounts receivable of Borrower excluding the following: (a) accounts receivable that have been outstanding in excess of 90 days from the date of invoice, (b) all accounts receivable from any single customer of Borrower if 25 percent or more of such customer's accounts owed to Borrower are ineligible for any reason,
(c) accounts receivable due from officers, employees, or Affiliates of Borrower, (d) accounts receivable that are partially or wholly subject to the right of setoff, (e) accounts receivable resulting from COD sales, finance charges, and consignments, (f) accounts receivable due from Persons not residents of the United States, (g) accounts receivable due from the federal government, (h) accounts receivable that constitute any retainage, (i) accounts receivable that constitute dated billings and (j) accounts receivable in which any Person other than U. S. Bank has a security interest. Notwithstanding the foregoing, "Eligible Accounts Receivable" shall not include any accounts receivable unless and until U. S. Bank holds a first, valid, binding perfected security interest in any such accounts receivable.

       "Eligible Inventory" means Borrower's inventory of frames, ophthalmic lenses, and contact lenses, valued at the lower of cost or market. "Eligible Inventory" shall exclude inventory that is obsolete, consigned inventory, inventory that is not in saleable condition, work-in-process, raw materials (exclusive of frames and lenses), and inventory in which any Person other than
U. S. Bank has a security interest. Notwithstanding the foregoing, "Eligible Inventory" shall not include any inventory unless and until U. S. Bank holds a first, valid, and binding, perfected security interest in that inventory.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Event of Default" has the meaning set forth in Section 8.1 herein.

       "Funding" means any disbursement of the proceeds of the Loan.

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       "Governmental Approval" means any authorization, consent, approval, certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable Law.

       "Governmental Body" means the government of the United States, any state or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof, whether federal, state, or local.

       "Guarantors" means Mesirow Capital Partners V, an Illinois limited partnership, Mesirow Capital Partners VI, an Illinois limited partnership, and Ronald E. Weinberg, each of whom is required to execute and deliver to
U. S. Bank a Guaranty pursuant to the terms of this Agreement.

       "Guaranties" has the meaning set forth in Section 4.1(f) herein and includes all replacements, amendments, and modifications of the Guaranties.

       "Hazardous Materials" means oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials including but not limited to substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws.

       "Hazardous Materials Claims" means (a) enforcement, cleanup, removal, or other regulatory actions instituted, completed, or threatened by any Governmental Body pursuant to any applicable Hazardous Materials Laws; and
(b) claims made or threatened by any third party against Borrower or its property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from Hazardous Materials.

       "Hazardous Materials Laws" means all Applicable Laws pertaining to Hazardous Materials.

       "Indebtedness" means all items that in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of the balance sheet as of the date that "Indebtedness" is to be determined and in any event includes liabilities secured by any mortgage, deed of trust, pledge, lien, or security interest on property owned or acquired, whether or not such a liability has been assumed, and the guaranties, endorsements (other than for collection in the ordinary course of business), and other contingent obligations with regard to the obligations of other Persons.

       "Loan" has the meaning set forth in Section 2.1 hereof and includes all renewals, replacements, and amendments of the Loan.

       "Loan Documents" means this Agreement, the Note, the Deed of Trust, the Security Agreement, and the Guaranties, together with all other agreements, instruments, and documents arising out of or relating to this Agreement or the Loan, and includes all renewals, replacements and amendments thereof.

       "Note" has the meaning set forth in Section 2.3 herein and includes all renewals, replacements, and amendments of the Note.

       "Permitted Liens" has the meaning set forth in Section 6.5 herein.

       "Person" means any individual, partnership, joint venture, limited liability company, limited liability partnership, firm, corporation, association, trust, or other enterprise or any Governmental Body.

       "Plan" means an employee pension benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986 and is either (a) maintained by Borrower or any Affiliate for employees of Borrower or any Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

       "Prime Rate" means that rate of interest announced by U. S. Bank from time to time as its prime rate. The Prime Rate is not necessarily the lowest rate of interest charged by U. S. Bank to any classification of U. S. Bank customers. For purposes of this Agreement, each time the Prime Rate changes, a contemporaneous change shall occur in the interest rate charged to Borrower on the Loan then bearing interest at a rate indexed to the Prime Rate, effective upon the announcement or publication of any such change in rate. U. S. Bank shall not be obligated to notify Borrower of any change in the Prime Rate; however, the Prime Rate is available upon inquiry of U. S. Bank.

       "Security Agreement" has the meaning set forth in Section 4.1(c) herein and includes all renewals, replacements, and amendments of the Security Agreement.

       "Security Mutual" has the meaning set forth in Section 4.1(b) herein.

       "Tangible Net Worth" means Borrower's net worth (which is referred to as "total stockholders' equity" on Borrower's balance sheet) determined in accordance with generally accepted accounting principles, less (a) the amount of all deferred charges; (b) all intangible assets including but not limited to goodwill, licenses, franchises, trademarks, trade names, service marks, patents, and copyrights; (c) unamortized debt discount and expense; (d) the cost of capital stock of an Affiliate; (e) any Indebtedness owing to Borrower by an Affiliate thereof, unless such Indebtedness arose in connection with the sale or lease of goods or property in the ordinary course of business or the performance of services in the ordinary course of business and would otherwise constitute current assets in accordance with generally accepted accounting principles; and (f) the amount of any write-up in book value of the assets of Borrower resulting from any revaluation of assets.


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

       "U. S. Bank" means U. S. Bank of Washington, National Association, a national banking association, and its successors and assigns.

       "Working Capital" means (a) Borrower's cash, accounts receivable, and inventory, less (b) the outstanding principal balance of the Loan and Borrower's accounts payable (excluding accounts payable to Saatchi and Saatchi).

       1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied. The parties agree that all Borrower's monthly and quarterly financial statements will be unaudited and will not include all footnote disclosures required by generally accepted accounting principles for complete financial statements.

       1.3 Rules of Construction. Unless the context otherwise requires, the following rules of construction apply to the Loan Documents:

       (a) Words in the singular include the plural and in the plural include the singular.

       (b) Provisions of the Loan Documents apply to successive events and transactions.

       (c) In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

       1.4 Incorporation of Recitals and Exhibits. The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.

                                ARTICLE II.  LOAN

       2.1 Loan Commitment. Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U. S. Bank will make Fundings to Borrower from time to time during the period ending on May 31, 1997, but such Fundings shall not exceed, in the aggregate principal amount at any one time outstanding, $2,000,000 (the "Loan"). Borrower may borrow, repay, and reborrow hereunder either the full amount of the Loan or any lesser sum.

       2.2 Use of Proceeds. The proceeds of the Loan shall be used by Borrower for working capital and general corporate purposes.

       2.3 Note. The Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note").

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

       2.4  Interest Rate.

            (a) Except as provided in Section 2.4(b) or Section 3.6 herein, the Loan shall bear interest on the principal amount thereof remaining unpaid from time to time, at a rate of interest equal to the Prime Rate plus
2.0 percent per annum.

            (b) The interest rate on the Loan shall be reduced to the Prime Rate plus one percent per annum in the event Borrower satisfies the following conditions:

                      (i) Borrower's audited financial statements for Borrower's fiscal year ending December 28, 1996, reflect that:

                      (A) Borrower's net income after taxes for such fiscal year is greater than $1,000,000;

                      (B) The Capital Ratio as of December 28, 1996, is less than or equal to 3.75:1.00; and

                      (C)  The Debt Service Coverage ratio as of
  December 28, 1996, and for the fiscal year then ending is equal to or greater than 1.10:1.00; and

                      (ii) Borrower's internally prepared financial statements for the month ending February 22, 1997, reflect that there has been no material adverse change in Borrower's financial condition since December 28, 1996.

       2.5  Repayment.

       (a) Commencing on the first day of the fifteenth month following the initial Funding under the Loan and on the fifteenth day of each month thereafter, Borrower shall pay U. S. Bank, in arrears, an amount equal to all accrued but unpaid interest on the Loan.

       (b) Borrower shall pay U. S. Bank all outstanding principal, accrued interest, and other charges with respect to the Loan on May 31, 1997.

       2.6  Fundings.

       (a) U. S. Bank is hereby authorized by Borrower to make Fundings under the Loan upon receipt for each Funding of an oral or a written request therefor (including written requests communicated by facsimile) calculating the Borrowing Base ("Borrowing Notice") from Barry Feld, Robert Regas, or Nancy Forness, each of whom is authorized to request Fundings and direct the disposition of any such Fundings until written notice by Borrower of the revocation of such authority is received by U. S. Bank. Any such Funding shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such a request and direction for disposition or when such Funding is deposited to the credit of the account of Borrower with

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

U. S. Bank or is transmitted to any other bank with directions to credit the same to the account of Borrower at such bank, regardless of whether persons other than those authorized hereunder to make requests for Fundings have authority to draw against any such account.

       (b) Borrower acknowledges that U. S. Bank cannot effectively determine whether a particular request for a Funding is valid, authorized, or authentic. It is nevertheless important to Borrower that it has the privilege of making requests for Fundings in accordance with Section 2.6(a) hereof.Therefore, to induce U. S. Bank to lend funds in response to such requests and in consideration for U. S. Bank's agreement to receive and consider such requests, Borrower assumes all risk of the validity, authenticity, and authorization of such requests from any person who U. S. Bank reasonably believes is an authorized individual set forth in Section 2.6(a) hereof, whether or not such individual has authority to request Fundings and whether or not the aggregate sum owing exceeds the maximum principal amount referred to above. U. S. Bank shall not be responsible under principles of contract, tort, or otherwise for the amount of an unauthorized or invalid Funding made at the request from any person who U. S. Bank reasonably believes is an authorized individual; rather, Borrower agrees to repay any sums with interest as provided herein.

       2.7 Loan Fee. Concurrently with the execution of this Agreement, Borrower shall pay U. S. Bank a nonrefundable fee for the Loan in the amount of $45,000, less any portion of such fee previously paid by Borrower.

       2.8  Borrowing Base.

       (a) The outstanding balance of principal on the Loan shall at no time exceed an amount equal to:

       (i)  80 percent of Eligible Accounts Receivable, plus

       (ii) 40 percent of Eligible Inventory; provided that the maximum advance based upon Eligible Inventory shall not exceed $1,100,000 ("Borrowing Base").

       (b) Borrower shall submit to U. S. Bank a Borrowing Notice in a form acceptable to U. S. Bank calculating the Borrowing Base and executed by Borrower on Wednesday of each week for the previous week.

       (c) If at any time the aggregate principal amount of the Loan exceeds the Borrowing Base, Borrower shall repay such outstanding portion of the Loan in an amount equal to such excess within one Business Day of notice by
U. S. Bank to Borrower. Borrower's failure to do so shall constitute an Event of Default.

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

             ARTICLE III.  GENERAL PROVISIONS APPLICABLE TO THE LOAN

       3.1 Manner of Payment. All sums payable to U. S. Bank pursuant to this Agreement shall be paid directly to U. S. Bank in immediately available United States funds. Whenever any payment to be made hereunder or on the Note becomes due and payable on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

       3.2 Statements. U. S. Bank shall send Borrower statements of all amounts due hereunder; the statements shall be considered correct and conclusively binding, absent manifest error, on Borrower unless Borrower notifies U. S. Bank to the contrary within 30 days of receipt of any statement that Borrower claims to be incorrect. Borrower agrees that accounting entries made by U. S. Bank with respect to Borrower's loan accounts shall constitute evidence of all Fundings made under and payments made on the Loan. Without limiting the methods by which U. S. Bank may otherwise be entitled by Applicable Law to make demand for payment of the Loan upon Borrower, Borrower agrees that any statement, invoice, or payment notice from U. S. Bank to Borrower with respect to any principal or interest obligation of Borrower to
U. S. Bank shall be deemed to be a demand for payment in accordance with the terms of such statement, invoice, or payment notice. Under no circumstances shall a demand by U. S. Bank for partial payment of principal or interest or both be construed as a waiver by U. S. Bank of its right thereafter to demand and receive payment (in part or in full) of any remaining principal or interest obligation.

       3.3 Book Entry Loan Account. U. S. Bank shall establish a book entry loan account for the Loan in which U. S. Bank will make debit entries of all Fundings pursuant to the terms of this Agreement. U. S. Bank will also record in the applicable loan account, in accordance with customary banking practices, all interest and other charges, expenses, and other items properly chargeable to Borrower, if any, together with all payments made by Borrower on account of the Indebtedness evidenced by Borrower's respective loan accounts and all other sums credited to the respective loan accounts. The debit balance of Borrower's respective loan accounts shall reflect the amount of Borrower's Indebtedness to U. S. Bank from time to time by reason of advances, charges, payments, or credits.

       3.4 Bank Control Account. So long as any amounts remain outstanding under the Loan, there shall be established for Borrower a bank control account at U. S. Bank into which all funds obtained by Borrower from the collection of accounts receivable, from the sale of inventory or services, or otherwise during the term of the Loan shall be deposited. U. S. Bank and Borrower hereby agree that U. S. Bank may credit the bank control account in order to make any payments under the Loan that Borrower is required to make pursuant to the terms of this Agreement.

       3.5 Computations of Interest. All computations of interest shall be based on a 360-day year for the actual number of days elapsed.

       3.6 Default Interest. Upon the occurrence and during the continuance of any Event of Default, U. S. Bank may, at its option, raise the interest rate charged on the Loan to a rate of up to the Prime Rate plus
3 percent per annum from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by U. S. Bank or, absent cure or waiver, until the Loan is repaid in full (the "Default Rate"); provided that if the interest rate on the Loan is reduced in accordance with Section 2.4(b) hereof, the Default Rate shall equal the Prime Rate plus 2 percent per annum.

       3.7 Maximum Interest Rate. Notwithstanding any provision contained herein or in the Note, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected, or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, U. S. Bank shall apply the excess first to reduce the unpaid balance of the Loan, then to reduce the balance of any other Indebtedness of Borrower to U. S. Bank. If there is no such Indebtedness, the excess shall be returned to Borrower.

       3.8 Late Charge. If any payment of principal or interest required under the Loan is 15 days or more past due, Borrower will be charged a late charge of 5 percent of the delinquent payment or $5, whichever is greater, for each such late payment. The 15 day period provided for herein shall not be construed as a waiver of any Default or Event of Default resulting from any late payment under the Loan. Notwithstanding the foregoing, the late charge shall not apply to the payment on the Loan due on the maturity date of the Loan.

       3.9 Prepayments. Prepayments of all or any portion of the Loan shall not be subject to a prepayment charge.

       3.10 Extensions, Renewals, and Modifications. Any extensions, renewals, and modifications of the Loan shall be governed by the terms and conditions of this Agreement and the other Loan Documents unless otherwise agreed to in writing by U. S. Bank and Borrower.


ARTICLE IV.  CONDITIONS PRECEDENT FOR FUNDINGS UNDER THE LOAN

       4.1 Conditions Precedent for Initial Funding. U. S. Bank shall not be required to make the initial Funding under the Loan unless or until the following conditions have been fulfilled to the satisfaction of U. S. Bank:

       (a) U. S. Bank shall have received this Agreement, and the Note, duly executed and delivered by the respective parties thereto.

       (b) U. S. Bank shall have received, duly executed and delivered by Alexis Holding Company, Inc., a deed of trust, assignment of leases and rents, and security agreement in the form attached hereto as Exhibit B ("Deed of Trust"), granting to U. S. Bank a security interest in Alexis Holding Company, Inc.'s fee interest in the real property legally described therein, which

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

security interest will be a first priority security interest upon payment of Indebtedness to Security Mutual Life Insurance Company of New York ("Security Mutual") and release by Security Mutual of its interest.

       (c) U. S. Bank shall have received, duly executed and delivered by Borrower, a security agreement in the form attached hereto as Exhibit C ("Security Agreement"), granting to U. S. Bank a first priority and exclusive security interest in all of the personal property of Borrower (other than equipment and leasehold improvements), whether tangible or intangible, now owned or hereafter acquired, except for Permitted Liens.

       (d) U. S. Bank shall have received a landlord waiver in the form attached hereto as Exhibit D for Borrower's two lab sites.

       (e) U. S. Bank shall have received, duly executed and delivered by Borrower, such financing statements and other documents deemed necessary by
U. S. Bank to perfect the security interest granted to U. S. Bank.

       (f) U. S. Bank shall have received a guaranty from each Guarantor, duly executed and delivered, in the forms attached hereto as Exhibits E-1, E-2, and E-3 ("Guaranties").

       (g) U. S. Bank shall have received a supplement to the May 6, 1996, preliminary commitment for title insurance No. DR-1017084, issued by First American Title Insurance Company, dated as of the estimated date of the initial Funding, stating that the title company is ready, able, and willing to issue to
U. S. Bank, without condition, change, or exception other than the exceptions standard to such policy, an American Land Title Association (ALTA) extended coverage mortgagee's policy of title insurance insuring the validity and first priority of the lien of the Deed of Trust against the real property described therein, except as described in Section 4.1(b), in the amount of $970,000, and with such endorsements as U. S. Bank deems necessary, in its sole discretion.

       (h) U. S. Bank shall have received from counsel for Borrower, an opinion addressed to U. S. Bank and dated as of the date of this Agreement, in the form attached hereto as Exhibit F.

       (i) U. S. Bank shall have received, duly executed and delivered by Borrower, a certificate of compliance and indemnity regarding hazardous substances in the form attached hereto as Exhibit G.

       (j) U. S. Bank shall have received duly executed and delivered by Borrower, a questionnaire and disclosure statement regarding Borrower's compliance with the Americans with Disabilities Act of 1990, and all state and local laws or ordinances related to handicapped access or any statute, rule, regulation, ordinance, order of Governmental Bodies, or order or decree of court adopted or enacted with respect thereto ("Access Laws").

       (k) U. S. Bank shall have received, duly executed and delivered by Borrower, a certificate of compliance and indemnification agreement with respect to Access Laws in the form attached hereto as Exhibit H.

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

       (l) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Funding, no Default or Event of Default shall exist.

       (m) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Funding.

       (n) All corporate proceedings of Borrower shall be satisfactory in form and substance to U. S. Bank, and U. S. Bank shall have received all information and copies of all documents, including records of all corporate proceedings, that U. S. Bank has requested in connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies. Borrower shall provide U. S. Bank with the following documents prior to or upon the execution of this Agreement:

       (i) Copies of the articles of incorporation of Borrower, together with all amendments thereto, certified by Borrower to be true and complete;

       (ii) A certificate of good standing for Borrower in the states of Delaware and Arizona, dated within 30 days of the date of the execution of this Agreement; and

       (iii) A certified resolution of the directors of Borrower and incumbency certificate in the form attached hereto as Exhibit I.

       (o) U. S. Bank shall have received a certified resolution of the general partners of the partnership Guarantors, as well as the directors of Alexis Holding Company, Inc. and incumbency certificates in forms acceptable to
U. S. Bank.

       (p)  U. S. Bank shall have received such evidence deemed necessary by
U. S. Bank that U. S. Bank's security interests in the Collateral constitute first priority and exclusive security interests, except as otherwise provided herein.

       (q) U. S. Bank has received, reviewed, and approved a Collateral and financial status examination as performed by U. S. Bank's internal audit staff, at U. S. Bank's expense.

       (r) U. S. Bank shall have received a Borrowing Notice from Borrower for the initial Funding requested under the Loan.

       (s) U. S. Bank shall have received insurance certificates and lender loss payable endorsements on casualty/property loss insurance in forms satisfactory to U. S. Bank to the effect set forth in Section 5.5 hereof.

       4.2 Conditions Precedent to Each Subsequent Funding. The obligation of U. S. Bank to make any Funding subsequent to the initial Funding hereunder is subject to the fulfillment, to the satisfaction of U. S. Bank, of the following:

       (a) The conditions set forth in Section 4.1 shall have been previously satisfied, and U. S. Bank shall have received evidence satisfactory to U. S. Bank of satisfaction thereof;

       (b) U. S. Bank shall have received a Borrowing Notice for each requested Funding under the Loan;

       (c) There shall be executed and delivered to U. S. Bank such further instruments, agreements, and documents, as may be reasonably necessary or proper in the opinion of U. S. Bank to confirm the obligations of Borrower to
U. S. Bank hereunder, the grant of security therefor, and the proper use of the proceeds of all Fundings;

       (d) The representations and warranties of Borrower in Article VII herein shall be true on the date of each Funding with the same force and effect as if made on and as of that date;

       (e) No Default or Event of Default shall exist, and after having given effect to the requested Funding, no Default or Event of Default shall exist; and

       (f) To the extent not previously delivered, all other documents, agreements, and instruments from or with respect to Borrower or any other Person that may be called for hereunder shall be duly executed and delivered to
U. S. Bank, including but not limited to all documents, agreements, and instruments deemed reasonably necessary by U. S. Bank to perfect its security interest in Collateral acquired after the date of this Agreement. For the purposes of this Agreement, the waiver of delivery of any document, agreement, or instrument from or with respect to Borrower or any other Person does not constitute a continuing waiver with respect to the obligation to fulfill the conditions precedent to each Funding hereunder.


                        ARTICLE V.  AFFIRMATIVE COVENANTS

       Borrower hereby covenants and agrees that so long as this Agreement is in effect, and until the Loan, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall:

       5.1 Financial Data. Keep its books of account in accordance with generally accepted accounting principles, consistently applied, and furnish to
U. S. Bank:

       (a) As soon as practicable and in any event within 30 days after the close of each month, the following unaudited financial statements of Borrower for each such month, all in reasonable detail and certified by Borrower to be true and correct in all material respects: balance sheet, statement of income, and statement of cash flows. There shall be included (i) in such monthly

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

financial statements a comparison to Borrower's budget and (ii) in each quarterly financial statement a calculation of the financial covenants provided for in Article VI herein as applicable.

       (b) As soon as practicable and in any event within 120 days after the close of each fiscal year of Borrower, the following financial statements of Borrower, setting forth the corresponding figures for the previous fiscal year in comparative form where appropriate, all in reasonable detail and audited (without any qualification or exception deemed material by U. S. Bank) by Borrower's current independent certified public accountant or such other big six accounting firm selected by Borrower: balance sheet, statement of income, and statement of cash flows. Borrower shall provide U. S. Bank with a copy of its independent certified public accountants' management letter or other similar report or correspondence to Borrower.

       (c) The financial statements of Guarantors as required by the Guaranties.

       (d) As soon as practicable and in any event within 30 days after the close of each month, certificates signed by Borrower, stating that during such period no Default or Event of Default existed or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto, and that during such period Borrower was in compliance with all of the financial covenants set forth in Article VI herein as applicable; and promptly upon the occurrence of any Default or Event of Default, a certificate signed by Borrower, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto.

       (e) As soon as practicable and in any event within 30 days after the close of each month, accounts receivable and accounts payable agings for each such month in a form and in such detail as is reasonably acceptable to
U. S. Bank.

       (f) Upon request by U. S. Bank, copies of all reports relative to the operations of Borrower and its Affiliates filed with any Governmental Body.

       (g) As soon as practicable and in any event within 90 days after the beginning of each fiscal year of Borrower, a statement projecting all capital expenditures to be made or committed to during such fiscal year with respect to Borrower.

       (h) As soon as practicable and in any event within 90 days after the beginning of each fiscal year, a projection of the financial operations of Borrower in a form and in such detail as is acceptable to U. S. Bank.

       (i) With reasonable promptness, such other information regarding the business, operations, and financial condition of Borrower and Guarantors as
U. S. Bank may from time to time reasonably request.

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

       5.2  Licenses and Permits.  Maintain all material Governmental
Approvals and all related or other material agreements necessary for Borrower to operate its business, as it now exists or as it may be modified or expanded.Borrower will at all times comply with all Applicable Laws relating to the operations, facilities, or activities of Borrower, the noncompliance with which could reasonably be expected to have a material adverse effect on Borrower.

       5.3 Maintenance of Properties. Keep Borrower's properties in good repair and in good working order and condition, in a manner consistent with past practices and comparable to industry standards; from time to time make all appropriate and proper repairs, renewals, replacements, additions, and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in compliance with such Applicable Laws, the noncompliance with which could reasonably be expected to have a material adverse effect on Borrower.

       5.4  Payment of Charges.  Duly pay and discharge all material
(a) taxes, assessments, levies, and any other charges of Governmental Bodies imposed on or against Borrower or its property or assets, or upon any property leased by Borrower, prior to the date on which penalties attached thereto, unless and to the extent only that such taxes, assessments, levies, and any other charges of Governmental Bodies are being contested in good faith and by appropriate proceedings, (b) claims allowed by Applicable Laws, whether for labor, materials, rentals, or anything else, which could, if unpaid, become a lien or charge upon Borrower's property or assets or the outstanding capital stock of Borrower or materially adversely affect the facilities or operations of Borrower, (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings; (c) trade bills in accordance with the terms thereof or generally prevailing industry standards; and (d) other Indebtedness heretofore or hereafter incurred or assumed by Borrower, unless such Indebtedness be renewed or extended. In the event any charge is being contested by Borrower as allowed above, Borrower shall establish adequate reserves against possible liability therefor as required by generally accepted accounting principles.

       5.5  Insurance.

       (a) Maintain insurance upon Borrower's properties and business insuring against risks in accordance with generally prevailing industry standards. Borrower shall cause each insurance policy issued in connection therewith to provide and shall cause the insurer issuing such policy to certify to U. S. Bank that (i) if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify
U. S. Bank, and such cancellation or change shall not be effective as to
U. S. Bank for 30 days after receipt by U. S. Bank of such notice, unless the effect of the change is to extend or increase coverage under the policy;
(ii) U. S. Bank will have the right at its election to remedy any default in the payment of premiums within 30 days of notice from the insurer of the default; and (iii) loss payments from casualty/property loss insurance in excess of $100,000 in each instance will be payable jointly to the Borrower and
U. S. Bank as secured party or otherwise as its interest may appear.

       (b) From time to time upon request by U. S. Bank, promptly furnish or cause to be furnished to U. S. Bank evidence, in form and substance satisfactory to U. S. Bank, of the maintenance of all insurance, indemnities, or bonds required by this Section 5.5 or by any license, lease, or other agreement to be maintained, including but not limited to such originals or copies as U. S. Bank may request of policies, certificates of insurance, riders, assignments, and endorsements relating to the insurance and proof of premium payments.

       5.6 Maintenance of Records. Keep at all times books of account and other records in which full, true, and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower.

       5.7 Inspection. Upon at least 24 hours' advance written notice to Borrower, allow any representative of U. S. Bank to visit and inspect any of the properties of Borrower, to examine the books of account and other records and files of Borrower, to make copies thereof, and to discuss the affairs, business, finances, and accounts of Borrower with its officers, employees, and accountants, all at such reasonable times and as often as U. S. Bank may desire. This right of inspection shall specifically include U. S. Bank's collateral and financial examinations. Borrower acknowledges that it is
U. S. Bank's intent to conduct three such examinations during each 12-month period. Borrower shall reimburse U. S. Bank for reasonable travel costs incurred in connection with such three examinations.

       5.8  Hazardous Substances.

       (a) Borrower hereby covenants and agrees that so long as any Indebtedness of Borrower to U. S. Bank is outstanding:

       (i) Borrower will not permit its property or any portion thereof to be a site for the storage, use, generation, manufacture, disposal or transportation of Hazardous Materials in any manner that violates any Hazardous Material Law (other than minor violations that are remedied within 30 days of the occurrence thereof);

       (ii) Borrower will not permit any Hazardous Materials to be disposed of off its property other than in properly licensed disposal sites;

       (iii) Borrower, at Borrower's sole cost and expense, will keep and maintain its property and each portion thereof in compliance with all Hazardous Materials Laws (other than minor violations that are remedied within 30 days of the occurrence thereof); and

       (iv) Borrower will promptly advise U. S. Bank in writing of any Hazardous Material Claim.

       (b) Borrower agrees to indemnify U. S. Bank and hold U. S. Bank harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including reasonable attorney fees), arising directly or indirectly from or out of or in any way connected with (i) the accuracy of the representations contained in Section 7.19 herein; (ii) any activities on its property during Borrower's ownership, possession, or control of its property which directly or indirectly results in its property or any other property becoming contaminated with Hazardous Materials; (iii) the discovery of Hazardous Materials on its property; (iv) the cleanup of Hazardous Materials from its property; and (v) the discovery of Hazardous Materials or the cleanup of Hazardous Materials from adjacent or other property that has become contaminated as a result of any activity on Borrower's property. As between Borrower and U. S. Bank, Borrower acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Materials from its property or from any other properties that become contaminated with Hazardous Materials as a result of activities on or the contamination of its property.

       (c) Borrower's obligations under this Section 5.8 are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in the Loan Documents. The representations, warranties, and covenants of Borrower set forth in this Section 5.8 and Section 7.19 herein (including but not limited to the indemnity provided for in Section 5.8(b) above) shall survive the closing and repayment of the Loan to U. S. Bank;
and, to the extent permitted by Applicable Laws and Hazardous Materials Laws, shall survive the transfer of its property by foreclosure proceedings (whether judicial or nonjudicial), deed in lieu of foreclosure, or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the Loan and the Loan Documents.

       5.9 Corporate Existence. Maintain and preserve the corporate existence of Borrower.

       5.10 Notice of Disputes and Other Matters. Promptly give written notice to U. S. Bank of:

       (a) Any citation, order to show cause, or other legal process or order that could have a material adverse effect on Borrower, directing Borrower to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has granted to Borrower any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;

       (b) Any (i) refusal, denial, threatened denial, or failure by any Governmental Body to grant, issue, renew, or extend any material Governmental Approval; (ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any material Governmental Approval by any Governmental Body; (iii) dispute or other action with regard to any material Governmental Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that might result in any of the foregoing;

       (c) Any dispute concerning or any threatened nonrenewal or modification of any material lease for real or personal property to which Borrower is a party; or

       (d) Any actions, proceedings, or claims of which Borrower may have notice that may be commenced or asserted against Borrower in which the amount involved is $50,000 or more and is not fully covered by insurance or which, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on Borrower.

       5.11 Exchange of Note. Upon receipt of a written notice from an authorized officer of U. S. Bank of loss, theft, destruction, or mutilation of a Note, and upon surrendering such Note for cancellation if mutilated, execute and deliver a new Note or a Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note. Any Note issued pursuant to this Section 5.11 shall be dated so that neither gain nor loss of interest shall result therefrom.

       5.12 Maintenance of Liens. Except as otherwise contemplated herein, at all times maintain the liens and security interests provided under or pursuant to this Agreement as valid and perfected first liens and security interests on the property and assets intended to be covered thereby. Except as contemplated under Section 6.5, Borrower shall take all action requested by
U. S. Bank necessary to assure that U. S. Bank has valid and exclusive liens and security interests in all Collateral.

       5.13 Other Agreements. Comply with all covenants and agreements set forth in or required pursuant to any of the other Loan Documents.

       5.14 After-Acquired Collateral. Execute and deliver to U. S. Bank appropriate instruments as may be reasonably proper or necessary in the opinion of U. S. Bank in order to effectuate the proper granting and perfection of a first priority security interest in or assignment of all property (other than equipment and leasehold improvements) to U. S. Bank, hereafter acquired by Borrower.

       5.15 Further Assurances. Within ten days of request by U. S. Bank, duly execute and deliver or cause to be duly executed and delivered to
U. S. Bank such further instruments, agreements, and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of
U. S. Bank to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

       5.16 Maintenance of Bank Accounts. As security for repayment of the Loan, maintain its principal depository accounts with U. S. Bank and effectuate the transfer of such accounts within a reasonable period of time after execution of this Agreement. Borrower hereby grants to U. S. Bank a security interest in all such accounts in order to secure the obligations of Borrower hereunder.

       5.17 Lease Financing. On or before December 31, 1996, Borrower shall obtain financing on its existing equipment as well as equipment acquired after the date of this Agreement in an amount not less than $600,000 on terms and conditions reasonably acceptable to U. S. Bank.


                         ARTICLE VI.  NEGATIVE COVENANTS

       Borrower covenants and agrees that until the Loan, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall not, without the prior written consent of
U. S. Bank:

       6.1 Dividends and Distributions. Declare or pay any cash distributions or dividends or return any capital to any of Borrower's shareholders; authorize or make any distribution, payment, or delivery of property or cash to any of Borrower's shareholders; redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any shares or other interests of Borrower now or hereafter outstanding; or set aside any funds for any of the foregoing purposes. Notwithstanding the foregoing,
(i) this Section shall not prohibit the repayment of outstanding Indebtedness to the Guarantors concurrently with the initial Funding; and (ii) so long as there exists no Default or Event of Default and so long as the proposed dividend would not result in a violation of any of the financial covenants set forth in Article VI herein if measured immediately following payment of the proposed dividend, Borrower may declare and pay preferred dividends in an amount not to exceed $82,000 during any fiscal quarter of Borrower.

       6.2 Transactions with Affiliates. Enter into any transaction, other than an arm's length transaction, in which an Affiliate of Borrower shall have any interest; or make any payment or agree to make any payment to any such Affiliate in other than an arm's length transaction; or transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal, or mixed, to any Affiliate other than on an arm's length transaction. Notwithstanding the foregoing, nothing in this Section shall prohibit Borrower from making payments to Mesirow Insurance Services, Inc., for insurance brokerage services, to Weinberg Capital Corporation for the costs of the operation of Borrower's Cleveland, Ohio office, and to Kohrman Jackson & Krantz P.L.L. for legal services, all in accordance with past practice.

       6.3 Other Indebtedness. Create, incur, assume, or suffer to exist, contingently or otherwise, any Indebtedness except (a) Indebtedness represented by the Note; (b) accounts and other current payables arising from the ordinary course of business; (c) the equipment lease financing referred to in
Section 5.17 herein; (d) the contingent lease liability related to lap closures at retail locations that occurred in 1991; (e) Borrower's master lease with

Oliver-Allen Corporation; and (f) additional Indebtedness outstanding or committed to at any time (including but not limited to indebtedness evidenced by notes, bonds, debentures, leases, purchase agreements, and other contractual obligations) not in excess of an aggregate amount at any one time outstanding of $100,000. Notwithstanding clause (f) above, Borrower may not guarantee or become contingently liable for the obligation of any Person except as provided for herein. In computing the additional Indebtedness permitted by clause (f) hereof, all capital lease payments due from Borrower shall be excluded. Except as set forth in Section 6.5 herein, none of the additional Indebtedness permitted by this Section 6.3 shall be secured by the Collateral.

       6.4 Leases and Leasebacks. Except for arrangements entered into prior to the date hereof or the equipment lease financing referred to in
Section 5.17 hereto, enter into any new agreement to rent or lease any material real or personal property or enter into any arrangement with any bank, insurance company, or other lender or investor providing for the leasing of any real or personal property or equipment (a) that at the time has been or is sold or transferred by Borrower to such lender or investor or (b) that has been or is being acquired from another Person by such lender or investor or on which one or more buildings have been or are to be constructed by such lender or investor, for the purpose of leasing such property to Borrower. Borrower may, however, enter into such leases in the ordinary course of business provided that there is compliance with Section 6.3(f) hereof.

       6.5 Liens. Contract, create, incur, assume, or suffer to exist any mortgage, pledge, lien, or other charge or encumbrance of any kind (including but not limited to the charge upon property purchased under conditional sales or other title retention agreements) upon or grant any interest in any of its property or assets whether now owned or hereafter acquired, except (a) liens granted pursuant to this Agreement; (b) liens in connection with worker's compensation, unemployment insurance, or other social security obligations;
(c) good faith deposits in connection with bids, tenders, contracts, or leases or deposits to secure public statutory obligations; (d) mechanic's, carrier's, repairmen's, or other like liens in the ordinary course of business with respect to obligations that are not overdue or that are being contested in good faith and for which appropriate reserves have been established in accordance with generally accepted accounting principles or for which deposits to obtain the release of such liens have been made; (e) liens for taxes, assessments, levies, or charges of Governmental Bodies imposed upon Borrower or its property, operations, income, products, or profits that are not at the time due or payable or for which, if the validity thereof is being contested in good faith by legal or administrative proceedings, appropriate reserves have been established in accordance with generally accepted accounting principles;
(f) encumbrances consisting of zoning regulations, easements, rights-of-way, survey exceptions, and other similar restrictions on the use of real property or minor irregularities in title thereto that do not materially impair the use of such property in the operation of the business of Borrower; (g) liens arising out of judgments or awards with regard to which Borrower shall be prosecuting an appeal in good faith and for which a stay of execution has been issued and appropriate reserves established; (h) liens on equipment to secure the equipment lease financing referred to in Section 5.17 herein; (i) security interests in the Collateral granted by Borrower and Alexis Holding Company, Inc. to Guarantors, provided that such security interests are junior in priority to the security interests granted to U. S. Bank; and (j) the currently existing liens listed on Exhibit J hereto. The liens described in clauses
(a) through (j) herein are called the "Permitted Liens."

       6.6 Advances and Loans. Lend money, make credit available (other than in the ordinary course of business to customers and loans to employees not to exceed $5,000 in the aggregate at any time), or lend property or the use thereof to any Person; purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person; guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock, or dividends of any Person; or agree to do any of the foregoing; but Borrower may endorse negotiable instruments for deposit or collection in the ordinary course of business. Notwithstanding the foregoing, Borrower shall be permitted to make book entry loans (as opposed to cash loans) to members of Borrower's senior management and Borrower's board of directors in order to allow such persons to exercise stock options for the acquisition of stock of Borrower.

       6.7 Investments. Invest in (by capital contribution or otherwise), acquire, purchase, or make any commitment to purchase the obligations, stock, or equity of any Person except (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof, (b) time deposits or interest-bearing certificates of deposit or repurchase agreements issued by any commercial banking institution satisfactory to U. S. Bank,
(c) stock or obligations issued in settlement of claims of Borrower against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of Borrower, or (d) Borrower's current investment in Alexis Holding Company, Inc.

       6.8 Consolidation, Merger, and Sale of Assets. Wind up, liquidate, or dissolve Borrower's affairs or enter into any transaction of merger or consolidation with any Person; convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts, or permits; sell all or a substantial part of its property or assets or sell any part of its property or assets necessary or desirable for the conduct of its business as now generally conducted or as proposed to be conducted; sell any of its notes receivable, installment or conditional sales agreements, or accounts receivable; purchase, lease, or otherwise acquire all or a substantial part of the property or assets of any other Person.

       6.9 Subsidiaries. Form or acquire any Person or any portion thereof.

       6.10 Type of Business. Enter into any business which is substantially different from or not connected with the business in which Borrower is presently engaged or make any substantial change in the nature of its business or operations.

       6.11 Change of Chief Executive Office or Name. Change (a) the location of the chief executive office of Borrower, (b) Borrower's name, or
(c) the location of any of the Collateral, other than in the ordinary course of business; or adopt or use any trade name without (x) prior written notice to
U. S. Bank and (y) the execution, delivery, and filing (and payment of filing fees and taxes) of all such documents as may be necessary or advisable in the opinion of U. S. Bank to continue to perfect and protect the liens and security interests in the Collateral.

       6.12 Change in Documents. Amend, supplement, terminate, or otherwise modify in any way Borrower's articles of incorporation.

       6.13 Control. Enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower.

       6.14 Pension Plan. Terminate or partially terminate any Plan now existing or hereafter established for Borrower or its Affiliates or withdraw from participation therein under circumstances that result or could result in liability to the Pension Benefit Guaranty Corporation, to the fund by which the Plan is funded, or to the employees (or their beneficiaries) for whom the Plan is or shall be maintained; or permit any other event or circumstance to occur that results or could result in liability to the Pension Benefit Guaranty Corporation or a violation of ERISA.

       6.15 Tangible Net Worth. Permit Tangible Net Worth to be less than $1,500,000 as of June 29, 1996, $1,900,000 as of September 28, 1996, $2,000,000
as of December 28, 1996, and $2,200,000 as of March 29, 1997 and as of the last day of each fiscal quarter of Borrower thereafter.

       6.16 Capital Ratio. Permit the Capital Ratio to be greater than 5.75:1.00 as of June 29, 1996, 5.50:1.00 as of September 28, 1996, 5.00:1.00 as
of December 28, 1996, and 4.50:1.00 as of March 29, 1997, and as of the last day of each fiscal quarter of Borrower thereafter.

       6.17 Debt Service Coverage. Permit the Debt Service Coverage Ratio to be less than 1.00:1.00 for any fiscal year of Borrower.

       6.18 Working Capital. Permit Working Capital to be less than negative $1,100,000 as of June 29, 1996, and less than negative $900,000 as of the last day of each fiscal quarter of Borrower thereafter.

       6.19 Limitation on Capital Expenditures. Permit the total amount of Capital Expenditures from operating cash flow to exceed $1,950,000 during Borrower's fiscal year ending December 28, 1996.


                   ARTICLE VII.  REPRESENTATIONS AND WARRANTIES

       In order to induce U. S. Bank to enter into this Agreement and to

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

make the Loan as herein provided, Borrower hereby makes the following representations, covenants, and warranties, all of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of U. S. Bank:

       7.1 Corporate Status. Borrower is a corporation organized and validly existing under the laws of the state of Delaware. Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower is qualified to do business in all states except where the failure to be qualified could not reasonably be expected to have a material adverse effect on Borrower.

       7.2 Power and Authority. Borrower has the power to execute, deliver, and carry out the terms and provisions of this Agreement and each of the Loan Documents and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowings hereunder, and the making and delivery of the Note and all Loan Documents delivered hereunder. This Agreement constitutes and the Note and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid, and legally binding obligations of Borrower enforceable in accordance with their respective terms.

       7.3 No Violation of Agreements. Borrower is not in default under any material provision of any agreement to which it is a party or in violation of any Applicable Laws, which could reasonably be expected to have a material adverse effect on the Borrower. The execution and delivery of this Agreement, the Note, the other Loan Documents, and the instruments incidental hereto; the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof (a) will not violate any material Applicable Law in existence as of the date hereof and (b) other than the obligations to Security Mutual, will not conflict or be inconsistent with; result in any breach of any of the material terms, covenants, conditions, or provisions of; constitute a default under; or result in the creation or imposition of (or the obligation to impose) any lien, charge, or encumbrance upon any of the property or assets of Borrower pursuant to the terms of: any material Governmental Approval, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower is a party, by which Borrower may be bound, or to which Borrower may be subject, and (c) will not violate any of the provisions of the articles of incorporation of Borrower. Other than filings or recordings that may be required under the Uniform Commercial Code or to perfect security interests in patents, trademarks, and similar Collateral, no Governmental Approval is necessary (x) for the execution of this Agreement, the making of the Note, or the assumption and performance of this Agreement or the Note by Borrower or (y) for the consummation by Borrower of the transactions contemplated by this Agreement including but not limited to the grant of the security interests to U. S. Bank.

       7.4 Recording and Enforceability. Neither the articles of incorporation, bylaws, or other applicable corporate documents of Borrower nor other agreements require recording, filing, registration, notice, or other



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

similar action in order to insure the legality, validity, binding effect, or enforceability against all Persons of this Agreement, the Note, or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the Uniform Commercial Code or in connection with the perfection of the security interests of U. S. Bank in patents, trademarks, and similar types of Collateral.

       7.5 Litigation. There are no actions, suits, or proceedings pending or to Borrower's knowledge threatened against or affecting Borrower before any Governmental Body that could reasonably be expected to have a material adverse effect on Borrower or the Collateral. Borrower is not in default under any material provision of any Applicable Law or Governmental Approval of any Governmental Body which could reasonably be expected to have a material adverse effect on Borrower or on the Collateral.

       7.6 Good Title to Properties. Borrower has good and marketable title to, or a valid leasehold interest in, its property and assets, subject to no liens, mortgages, pledges, encumbrances, or charges of any kind, except those permitted under the provisions of Section 6.5 of this Agreement.

       7.7 Licenses and Permits. All Governmental Approvals with respect to the business of Borrower were to Borrower's knowledge duly and validly issued by the respective Governmental Bodies, are in full force and effect, and are to Borrower's knowledge valid and enforceable in accordance with their terms. With regard to such Governmental Approvals, no fact or circumstance exists to Borrower's knowledge that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof, or permit the grantor thereof to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof. Borrower presently holds all material Governmental Approvals as are necessary or advisable in connection with the conduct of its business as now conducted and as presently proposed to be conducted.

       7.8 No Burdensome Agreements. Borrower is not a party to any agreement or instrument or subject to any restrictions that now have or, as far as can be foreseen, could have a material adverse effect on Borrower.

       7.9 Properties in Good Condition. All the material properties of Borrower are, and all material properties to be added in connection with any contemplated expansion will be in good repair and good working order and condition in a manner consistent with past practices of Borrower, and comparable to industry standards and are and will be in compliance with all Applicable Laws, the noncompliance with which could reasonably be expected to have a material adverse effect on Borrower.

       7.10 Financial Statements. The (a) audited financial statements of Borrower dated December 31, 1995, and all schedules and notes included in such financial statements and (b) unaudited financial statements of Borrower for each of January, February, March, and April, 1996, that have heretofore been delivered to U. S. Bank are true and correct in all material respects and present fairly (i) the financial position of Borrower as of the date of said



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

statements and (ii) the results of operations of Borrower for the periods covered thereby; and there are not any significant liabilities that should have been reflected in the financial statements or the notes thereto under generally accepted accounting principles, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments, that are not disclosed or reserved against in the statements referred to above or in the notes thereto or that are not disclosed herein. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change (including but not limited to any such change occasioned by accident, act of God, war, fire, flood, explosion, strike or other labor dispute, or orders or action by any Governmental Body or public utility) in the operations, business, property, assets, or condition (financial or otherwise) of Borrower since December 31, 1996.

       7.11 Outstanding Indebtedness. Other than current trade payables, Borrower has no Indebtedness, including but not limited to Indebtedness to Affiliates, that is not listed on Borrower's unaudited financial statements dated March 30, 1996.

       7.12 Taxes. Borrower has duly filed all tax returns and reports required by Applicable Law to be filed; and all taxes, assessments, levies, fees, and other charges of Governmental Bodies upon Borrower or upon its assets that are due and payable have been paid (except as otherwise permitted in this Agreement and except for sales and business and occupation taxes and tax returns for the states of Washington, Idaho, and Utah disclosed to U. S. Bank as of the date of this Agreement, which taxes shall be paid in full promptly after the initial Funding).

       7.13 License Fees. Borrower has paid all fees and charges that have become due for any material Governmental Approval for its business or has made adequate provisions for any such fees and charges that have accrued.

       7.14 Trademarks, Patents, Etc. Attached hereto as Exhibit K is a schedule of all trademarks, trade names, service marks, patents, and applications therefor currently held by Borrower or in which it has an interest, e.g., a license. Borrower possesses all necessary trademarks, trade names, service marks, copyrights, patents, patent rights, and licenses to conduct its businesses as now and as proposed to be conducted, without, to the knowledge of Borrower, conflict with the rights or claimed rights of others.

       7.15 Governmental Approvals. Attached hereto as Exhibit L is a schedule of all material Governmental Approvals necessary for the operation of Borrower's business.

       7.16 Disclosure. To Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in Section 7.10 herein, any certificate, statement, report or other document furnished to U. S. Bank by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement, do not contain any untrue

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

statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

       7.17 Regulations U and X. Borrower does not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by U. S. Bank, Borrower will furnish to U. S. Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. No part of the proceeds of the Loan will be used for any purpose that violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

       7.18 Names. Neither Borrower nor any of its predecessors operate or do business or during the past five years have operated or done business under a fictitious, trade, or assumed name other than "Vista Optical," Lee Optical," "Alexis Vision Plan," formerly "American Vision Plan," and Western States Optical."

       7.19 Condition of Property.  Except as otherwise disclosed to
U. S. Bank, Borrower hereby represents and warrants to U. S. Bank that as of the date hereof and continuing hereafter, Borrower's property (both owned and leased) and each portion thereof (a) are not and to the knowledge of Borrower have not been a site for the use, generation, manufacture, storage, disposal, or transportation of any Hazardous Material; (b) are presently in compliance with all Hazardous Materials Laws; and (c) are not being used and to the knowledge of Borrower have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.

       7.20 Pension Plans.  No "reportable event" as defined in
Section 4043(b) of Title IV of ERISA has occurred and is continuing with respect to any plan maintained for employees of Borrower or any Affiliate. In addition, each of the plans maintained for the employees of Borrower and its Affiliates are in compliance with the requirements of ERISA, including the minimum funding requirements.


                    ARTICLE VIII.  EVENTS OF DEFAULT; REMEDIES

       8.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or affected by operation of Applicable Law):

       (a) If Borrower fails to pay the principal of or any installment of interest on the Note, within five days the same becomes due and payable, whether at scheduled maturity, by acceleration, or otherwise; or

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

       (b) If any Indebtedness of Borrower for money borrowed or credit extended in excess of $50,000 becomes or is declared due and payable (after any applicable grace period) prior to the stated maturity thereof or is not paid as and when it becomes due and payable, or if any event occurs which constitutes an event of default under any instrument, agreement, or evidence of Indebtedness relating to any such obligation of Borrower (notwithstanding the foregoing, it shall not constitute an Event of Default if (i) Borrower has any delinquent accounts payable incurred in the ordinary course of business so long as the account creditor (A) has not ceased providing goods or services to Borrower on credit and (B) has not demanded payment or taken any other steps to exercise remedies; or (ii) Borrower is past due on any real property lease payments so long as the landlord under any such lease has not taken any steps to exercise remedies under such lease that could require Borrower to vacate its premises); or

       (c) If Borrower fails to pay or perform (after any applicable grace period) any obligation or Indebtedness to others in excess of $50,000 (other than as set forth in Section 8.1(b) herein), whether now or hereafter incurred (notwithstanding the foregoing, it shall not constitute an Event of Default if (i) Borrower has any delinquent accounts payable incurred in the ordinary course of business so long as the account creditor (A) has not ceased providing goods or services to Borrower on credit and (B) has not demanded payment or taken any other steps to exercise remedies; or (ii) Borrower is past due on any real property lease payments so long as the landlord under any such lease has not taken any steps to exercise remedies under such lease that could require Borrower to vacate its premises); or

       (d) If any representation or warranty (i) made by Borrower in this Agreement or (ii) made by Borrower, in any document, certificate, or statement furnished pursuant to this Agreement or in connection herewith, is false or misleading in any material respect; or

       (e) If Borrower fails to observe or perform any term, covenant, or agreement to be performed or observed pursuant to Article V and VI herein; or

       (f) If Borrower fails to observe or perform any term, covenant, or agreement (not otherwise specified in this Article VIII) to be performed or observed pursuant to the provisions of this Agreement, the other Loan Documents, or any other agreement incidental hereto and such default is not cured within 30 days; or

       (g) If Borrower fails to perform any of its obligations under any of the Loan Documents not otherwise specified in this Article VIII, or if the validity of any of such documents has been disaffirmed by or on behalf of any of the parties thereto other than U. S. Bank and such default is not cured within 30 days; or

       (h) If custody or control of any substantial part of the property of Borrower or any Guarantor is assumed by any Governmental Body or if any Governmental Body takes any final action, the effect of which would be to have a material adverse effect on Borrower; or

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

       (i) If Borrower or any Guarantor suspends or discontinues its business, or if Borrower or any Guarantor makes an assignment for the benefit of creditors or a composition with creditors, is unable or admits in writing its inability to pay its debts as they mature, files a petition in bankruptcy, becomes insolvent (howsoever such insolvency may be evidenced), is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver, liquidator, or trustee of or for it or any substantial part of its property or assets, commences any proceeding relating to it under any Applicable Law of any jurisdiction whether now or hereafter in effect relating to bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation; or if there is commenced against Borrower or any Guarantor any such proceeding that remains undismissed for a period of 60 days or more, or an order, judgment, or decree approving the petition in any such proceeding is entered; or if Borrower or any Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding or any appointment of any receiver, liquidator, or trustee of or for it or for any substantial part of its property or assets, suffers any such appointment to continue undischarged or unstayed for a period of 60 days or more, or takes any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction assumes jurisdiction with respect to any such proceeding, or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any Governmental Body, under color of legal authority, takes and holds possession of any substantial part of the property or assets of Borrower or any Guarantor; or

       (j) If there is (i) any refusal or failure by any Governmental Body to issue, renew, or extend any Governmental Approval with respect to the operation of the business of Borrower, or (ii) any denial, forfeiture or revocation by any Governmental Body of any Governmental Approval, that in the case of any event occurring under clauses (i) or (ii), could have a material adverse effect on Borrower; or

       (k) If any Person or Persons during the term of the Loan acquire an aggregate 10 percent or more of the outstanding shares of voting stock of Borrower; or

       (l) If any material adverse change in the business or financial condition of Borrower or any Guarantor occurs, or if any event occurs that in
U. S. Bank's reasonable judgment materially increases U. S. Bank's risk hereunder or materially impairs the Collateral.

       8.2 Acceleration; Remedies. Upon the occurrence of any Event of Default or at any time thereafter, if any Event of Default is then continuing,
U. S. Bank may, by written notice to Borrower, declare the entire unpaid principal balance or any portion of the principal balance of the Note and interest accrued thereon to be immediately due and payable by the maker thereof; and such principal and interest shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower. U. S. Bank may proceed to protect and enforce its rights hereunder or realize on any or all security granted pursuant hereto in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. All rights and remedies given by this Agreement, the Note, and the other Loan Documents are cumulative and not exclusive of any thereof or of any other rights or remedies available to
U. S. Bank; no course of dealing between Borrower and U. S. Bank or any delay or omission in exercising any right or remedy; shall operate as a waiver of any right or remedy; and every right and remedy may be exercised from time to time and as often as deemed appropriate by U. S. Bank.


                            ARTICLE IX.  MISCELLANEOUS

       9.1 Notices. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement as follows:

       (a)  If to Borrower:

New West Eyeworks, Inc.
2104 West Southern Avenue
Tempe, Arizona  85282
Attention:       Robert W. Regas
Facsimile No.:  (602) 438-2650

       (b)  If to U. S. Bank:

U. S. Bank of Washington, National Association
1420 Fifth Avenue, Tenth Floor
Seattle, Washington  98101
Attention:  Jason Gill
Facsimile No.:  (206) 344-2331

The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

       9.2 Payment of Expenses. Whether or not the transactions hereby contemplated are consummated, Borrower shall pay on demand all costs and expenses of U. S. Bank incurred in connection with the preparation, negotiation, execution, and delivery of the Loan Documents, as well as any amendments, modifications, consents, or waivers relating thereto, including, without limitation, reasonable attorney fees, appraisal fees, title insurance fees, and recording fees. In addition, if there shall occur any Default or Event of Default, U. S. Bank shall be entitled to recover any costs and expenses incurred in connection with the preservation of rights under, and enforcement of, the Loan Documents, whether or not any lawsuit or arbitration proceeding is commenced, in all such cases, including, without limitation, reasonable attorney fees and costs (including the allocated fees of internal counsel). Costs and expenses as referred to above, shall include, without limitation, a reasonable hourly rate for collection personnel, whether employed in-house or otherwise, overhead costs as reasonably allocated to the collection effort, and all other expenses actually incurred. Reasonable attorney fees shall include, without limitation, attorney fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower or any Person granting a security interest in any item of Collateral, including all fees incurred in connection with (a) moving from relief from the automatic stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner, or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regarding to the identity of the prevailing party.

       9.3 Setoff. Borrower hereby pledges and gives to U. S. Bank a lien and security interest in, for the amount of all past, present, and future Indebtedness of Borrower to U. S. Bank, the balance of any deposit account maintained by Borrower at U. S. Bank. In the case of Borrower's Default hereunder, Borrower hereby authorizes U. S. Bank at U. S. Bank's sole option, at any time and from time to time, to apply to the payment of all or any portion of the Loan or other Indebtedness of Borrower to U. S. Bank, any deposit balance or balances now or hereafter in the possession of U. S. Bank that belong to or are owed to Borrower.

       9.4 Waiver of Setoff. Borrower hereby waives the right to interpose any setoff, counterclaim, or cross-claim (other than compulsory counterclaims or cross-claims) in connection with any litigation or dispute under this Agreement, regardless of the nature of such setoff, counterclaim, or cross-claim.

       9.5 Fees and Commissions. Borrower agrees to indemnify U. S. Bank and hold it harmless with regard to any commissions, fees, judgments, or expenses of any nature and kind that U. S. Bank may become liable to pay by reason of any claims relating to this Agreement or the transactions contemplated hereby, by or on behalf of brokers, finders, or agents in connection with any act or failure to act by Borrower or any litigation or similar proceeding arising from such claims. Borrower states that it is aware of no valid basis for any such claims.

       9.6 No Waiver. No failure or delay on the part of U. S. Bank or the holder of the Note in exercising any right, power, or privilege hereunder and no course of dealing between Borrower and U. S. Bank or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that U. S. Bank or any subsequent holder of the Note would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of U. S. Bank to any other or further action in any circumstances without notice or demand.

       9.7 Entire Agreement and Amendments. This Agreement represents the entire agreement between the parties hereto with respect to the Loan and the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. This Agreement, or any provision hereof, may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

       9.8 Benefit of Agreement. This Agreement is binding upon and inures to the benefit of Borrower and U. S. Bank and their successors and assigns and all subsequent holders of the Note or any portion thereof. Borrower expressly acknowledges that U. S. Bank is not prohibited or restricted from assigning rights hereunder or any portion thereof to another Person. Borrower, however, is precluded from assigning any of its respective rights or delegating any of its obligations hereunder or under any of the other agreements between Borrower and U. S. Bank without the prior written consent of U. S. Bank.

       9.9 Severability. If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

       9.10 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.

       9.11 Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington without regard to the choice of law rules thereof.

       9.12 Consent to Jurisdiction, Service, and Venue. For the purpose of enforcing payment of the Note, performance of the obligations under the Note, any arbitration award under the other Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against U. S. Bank in any court outside King County, Washington.The provisions of this section do not limit or otherwise affect the right of
U. S. Bank to institute and conduct action in any other appropriate manner, jurisdiction, or court.

       9.13 Arbitration.

       (a) Either Borrower or U. S. Bank may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to the Loan be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitations that would be applicable if they were litigated.

       (b) This provision is void if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair
U. S. Bank's ability to realize on any Collateral pursuant to an arbitration ruling favorable to U. S. Bank.

       (c) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if either party's Claim is more than $100,000, three neutral arbitrators will decide all issues. All arbitrators will be active Washington State Bar members in good standing. All arbitration hearings will be held in Seattle, Washington. In addition to all other powers, the arbitrator or arbitrators shall have the exclusive right to determine all issues of arbitrability and shall have the authority to issue subpoenas. Judgment on any arbitration award may be entered in any court with jurisdiction.

       (d) If either party institutes any judicial proceeding relating to the Loan, that action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or nonjudicial foreclosure against real or personal collateral, (iv) provisional remedies, including injunction, appointment of a receiver, attachment, claim and delivery, and replevin.
       (e) This arbitration clause cannot be modified or waived by either party except in writing, which writing must refer to this arbitration clause and be signed by Borrower and U. S. Bank.

       9.14 Counterparts. This Agreement and each of the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

       9.15 Confidentiality. U. S. Bank will use reasonable efforts not to disclose to any Person any Confidential Information; provided, however, Borrower acknowledges that in the ordinary course of its business, U. S. Bank may disclose Confidential Information to its inside and internal auditors, bank regulators, prospective participants, prospective purchasers of U. S. Bank or its holding company, as well as prospective purchasers of the Loan. As used herein, the term "Confidential Information" means all information that Borrower or its representatives furnish to U. S. Bank, whether furnished before or after the date of this Agreement, but shall exclude information that (a) becomes generally available to the public other than as a result of a disclosure by
U. S. Bank in violation of this Agreement; (b) is shown by written documentation to have been available to U. S. Bank prior to its disclosure to
U. S. Bank; or (c) is shown by written documentation to have become available to or independently developed by U. S. Bank from a source other than Borrower or its representatives.

       9.16 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

       IN WITNESS WHEREOF, Borrower and U. S. Bank have caused this
Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.

                           NEW WEST EYEWORKS, INC., a Delaware
                                          corporation



                           By /s/Barry J. Feld

                           Title President, Chief Executive Officer

                           U. S. BANK OF WASHINGTON,
                                     NATIONAL ASSOCIATION



                           By /s/ Jason Gill
                           Title Assistant Vice-President